UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2022 (August 29, 2022)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142-F North Road, Suite 150 Sudbury, MA 01776	01776
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

One Newton Executive Park, Suite 202, Newton, Massachusetts 02462

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02.	Termination of Material Definitive Agreement

On August 29, 2022, Allena Pharmaceuticals, Inc., (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P. (collectively, referred to as the “Lenders”), in connection with which the Company agreed to pay the Lenders $1.4 million in full satisfaction of all amounts outstanding under that certain Loan and Security Agreement with the Lenders dated September 29, 2020 (the “Loan Agreement”). The Settlement Agreement included a customary release of claims and a release of all liens arising under the Loan Agreement.

In connection with the Settlement Agreement, the Company agreed to make certain additional payments to the Lenders in the event the Company pays certain other creditors of the Company more than 25% of the amount currently owed to such creditors. In addition, prior to any distribution or payment of any kind being made on account of any of the Company’s equity interests, other than non-cash distributions in connection with any reverse merger, the Company agreed to first pay to the Lenders all amounts that would otherwise be outstanding under the Loan Agreement had the Settlement Agreement not been entered into, including any interest, fees and charges that would otherwise have accrued, after giving effect to any payments previously made.

Item 1.03.	Bankruptcy or Receivership.

On September 2, 2022, after considering all strategic alternatives, the Company filed a voluntary petition (the “Voluntary Petition”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The bankruptcy case is being administered under the caption In re Allena Pharmaceuticals, Inc. (Case No. 22-10842).

In connection with this Chapter 11 filing, the Company has appointed Matthew Foster as the Company’s Chief Restructuring Officer, effective as of September 2, 2022, and has engaged Mr. Foster’s firm, Sonoran Capital Advisors, LLC, to provide services to the Company in connection with its Chapter 11 case. The Company intends to continue to operate its business at a reduced level as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and orders of the Court.

In connection with the Chapter 11 filing, the Company has engaged SSG Advisors, LLC in connection with any restructuring transaction or asset sale transaction arising under the Chapter 11 case. Any sale of assets would be subject to review and approval of the Court, compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher and better offers, and other agreed-upon conditions.

The Company currently expects that the Chapter 11 filing will result in, among other things, the cancellation or extinguishment of all outstanding shares of the Company’s capital stock without any payment or other distribution on account of those shares.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 23, 2022, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that (i) the Company has not regained compliance with its requirement to maintained a minimum closing bid price of $1.00 per share for the required period (the “Minimum Bid Price Requirement”), and (ii) failure to regain compliance with the Minimum Bid Price Requirement serves as a basis for delisting the Company’s securities from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

On August 30, 2022, the Company requested a hearing before the Panel, which has temporarily stayed the suspension of trading and delisting of the Company’s common stock. However, in light of the Chapter 11 filing the Company is unlikely to pursue the hearing further. Accordingly, the Company expects that the Company’s common stock will soon be suspended and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market, after which time the Company’s securities may trade in the over-the-counter market.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Chapter 11 filing, on September 2, 2022, the Company terminated the employment of substantially all of its employees, including Louis Brenner, President and Chief Executive Officer of the Company and Richard D. Katz, Chief Financial Officer of the Company.

As previously disclosed, in January 2022 the Company entered into retention agreements with each of Dr. Brenner and Dr. Katz as a result of which no additional severance payments will be provided in connection with these separations. In connection with such retention agreements, each executive agreed to provide three months of consulting services to the Company, as requested by the Company, at an hourly rate derived using the executive officer’s current base salary.

In addition, on September 2, 2022 and following approval of the Chapter 11 filing and related actions, Louis Brenner, Gino Santini and Allene Diaz resigned from the Board of Directors (the “Board”) of the Company, effective as of the filing of the Voluntary Petition with the Court. At the time of resignation, Ms. Diaz was Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board and Mr. Santini was a member of the Audit Committee and the Compensation Committee of the Board. The resignations are not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

* * * * *

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 case. As noted above, the Company currently expects that the Chapter 11 filing will result in, among other things, the cancellation or extinguishment of all outstanding shares of the Company’s capital stock without any payment or other distribution on account of those shares. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the outcome of the Company’s Chapter 11 filing and the expected delisting of the Company’s equity securities on the Nasdaq Stock Market. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Additional risks and uncertainties include, but are not limited to: the Company’s Chapter 11 strategy; risks and uncertainties associated with Chapter 11 proceedings generally; the negative impacts on the Company’s business as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its business; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; and risks associated with the Company’s ability to identify and consummate financing and strategic alternatives that yield additional value for shareholders. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2022	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard Katz, M.D.
Chief Financial Officer